SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    January 27, 2004

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	I.R.S. Employer Identification No.

333-42427	J. CREW GROUP, INC.	22-2894486

(Incorporated in New York) 770 Broadway New York, New York 10003 Telephone: (212) 209-2500

333-42423	J. CREW OPERATING CORP.	22-3540930

(Incorporated in Delaware) 770 Broadway New York, New York 10003 Telephone: (212) 209-2500

333-107211	J. CREW INTERMEDIATE LLC	N/A

(Formed in Delaware) 770 Broadway New York, New York 10003 Telephone: (212) 209-2500

Item 7.    Financial Statements and Exhibits.

99.1	Press release issued by J.Crew Group, Inc. (the “Company”) on January 27, 2004 announcing that Tracy Gardner has been appointed as Executive Vice-President of Merchandising, Planning and Production of the Company effective in early March and that Scott Gilbertson has resigned from his position as Chief Operating Officer of the Company effective January 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. CREW GROUP, INC.

J. CREW OPERATING CORP.

J. CREW INTERMEDIATE LLC

By /s/ Nicholas Lamberti

     Name: Nicholas Lamberti

     Title:   Vice-President and

                 Corporate Controller

Date:    January 27, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by J.Crew Group, Inc. on January 27, 2004.